Exhibit 99.2

CONSOLIDATION SERVICES, INC.

2756 N. Green Valley Parkway, #225

Henderson, Nevada 89014

Warrant Exercise Form

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I, the undersigned, wish to exercise Class ___ warrants (the “Warrants”) of Consolidation Services, Inc. (“CSI”).  Through April 30, 2008, the Warrants can be exercised for $1.00 per Warrant, which will result in the undersigned receiving one share of common stock of CSI per Warrant exercised. The share(s) have been registered in CSI’s registration statement, which was declared effective by the Securities and Exchange Commission (the “SEC”) on February 1, 2008.  Any unexercised Warrants will remain with their current  Warrant holder.

Common Stock of CSI is listed on the over-the-counter bulletin board (“OTCBB”) under the trading symbol “CNSV.”  I acknowledge that the holder of said Warrants has satisfied its prospectus delivery obligations under the Securities Act of 1933 in connection with the exercise of the Warrants and receipt of underlying shares by virtue of the fact that the final prospectus of the Company, dated February 1, 2008, which is part of the registration statement declared effective by the SEC on the same date, is available online at the SEC’s website (www.sec.gov).  The undersigned acknowledges that, in connection with the Warrant exercise, it has had the opportunity to ask questions of, and receive satisfactory answers and representations from CSI’s management.

CSI has 2,179,400 registered shares of common stock underlying the Class A, Class B, and Class C Warrants. Management believes it has commitments from standby purchasers to exercise all available registered warrants at the $1.00 price.

As a potential investor, you are encouraged to read the current prospectus and contact management by telephone as follows:

Johnny R., Thomas, CEO and president: 702-499-1347

John C. Francis, CFO and vice president: 702-630-2345

We welcome you as shareholders of CSI and look forward to implementing CSI’s plans effectively, so as to build a significant company and create significant shareholder value. Management is confident and excited about the growth plans for CSI.

Dollars enclosed:_____________________

# of Class ___ Warrants exercised (one per $ one dollar): __________________

Exact name(s) for common shares:_____________________________________

Address:__________________________________________________________

Telephone number:_________________________________________________

EIN # or Social Security #:___________________________________________

Signature:_________________________________________________________

Thank you for your investment in CSI.

Sincerely yours,

Consolidation Services, Inc.

By:  _____________________

Johnny R. Thomas, PhD.

CEO and President